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                                                                   Exhibit 2.1

3427CD

FILED                           CERTIFICATE OF AMENDMENT

  IN THE OFFIC15 OF THE

SECRETARY OF STATE OF THE                   OF

     STATE OF NEVADA

MAY 25 1999                    ARTICLES OF INCORPORATION

No. 62                                      OF

                               GREAT BEAR RESOURCES, INC.
OEM HELLS, SECRETARY OF STATE

The undersigned, CARMINE J. BUA does hereby certify as follows:

1. I am the sole member of the board of directors of GREAT BEAR RESOURCES, INC., a Nevada corporation.

2. The original Articles of Incorporation of GREAT BEAR RESOURCES, INC. were filed with the Secretary of State of Nevada on March 12, 1999.

3. As of the date of this certificate, no stock of the corporation has been issued.

4. I hereby adopt the following amendment to the Articles of Incorporation of the corporation:

ARTICLE FIRST is hereby amended to read as follows:

FIRST: The name of the corporation is:

GREAT BEAR INVESTMENTS, INC.




CARMINE J. BUA
Director


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STATE OF CALIFORNIA


COUNTY OF SAN DIEGO

On May 12, 1999, personally appeared before me, a Notary Public, CARMINE J. BUA, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same.

DENISE I. COX


(Notary Stamp or Seal)

Notary Public

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